Exhibit 99.1

Contact: Patrick L. Alesia

Chief Financial Officer

(516) 938-5544

FOR IMMEDIATE RELEASE

Griffon Corporation Schedules Conference Call

To Discuss First Quarter 2009 Financial Results

JERICHO, NEW YORK, January 29, 2009 — Griffon Corporation (NYSE: GFF) announced today that it will release the Company’s financial results for the first quarter of fiscal year 2009 on Wednesday, February 4, 2009. The Company will host a conference call at 4:15 PM EST on February 4, 2009 to discuss these results.

The call can be accessed by dialing 1-800-322-9079 (U.S. participants) or (973) 582-2717 (International participants).  Callers should ask to be connected to Griffon Corporation’s first quarter fiscal 2009 teleconference and provide the conference ID number 83067804.

A replay of the call will be available starting on February 4, 2009 at 7:30 PM EST by dialing 1-800-642-1687 (U.S.) or (706) 645-9291 (International). The replay access code is 83067804.  The replay will be available through February 18, 2009.

Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company operating in three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Telephonics specializes in aircraft intercommunication systems, wireless communication systems, radars, identification friend or foe products, integrated security systems, air traffic management systems, aerospace electronics, and the performance of threat and radar system analyses. Clopay Building Products Company is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the company and its operating subsidiaries, please see the company’s website at www.griffoncorp.com.

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